Exhibit 10.1

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of September 30, 2009 (this “Agreement”) by and among Color Accents Holdings, Inc., a corporation organized under the laws of the State of Nevada (“Color Accents”); M2 Systems Corporation (“M2 Systems”); Michael Muscato and Joseph Adams (the “M2 Systems’ Shareholders”); and Diane Pyun (“Pyun” or the “Color Principal Stockholder”). Color, M2 Systems, the M2 Systems’ Shareholders, and the Color Principal Stockholder hereinafter sometimes individually referred to as a “Party” and collectively referred to as the “Parties.”.

WHEREAS, the M2 Systems’ Shareholders own 100% of the issued and outstanding ordinary shares of M2 Systems (such shares being hereinafter referred to as the “M2 Shares”); and

WHEREAS, (i) the M2 Systems’ Shareholders and M2 Systems believe it is in their respective best interests for the M2 Systems’ Shareholders to exchange all of the M2 Shares for 6,600,000 newly-issued shares as set forth on Schedule I hereto (the “New Color AccentsShares”) of common stock, $0.0001 par value per share, of M2 Systems (the “Common Stock”), which, at the time of this Agreement, shall constitute 81.2% of the issued and outstanding shares of Color Accents’ Common Stock immediately after the closing of the transaction contemplated herein, and (ii) Color Accents believes it is in its best interest and the best interest of its stockholders to acquire the M2 Shares in exchange for the New Color Accents Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF M2 SYSTEMS SHARES FOR COLOR ACCENTS SHARES

Section 1.1Agreement to Exchange M2 Systems Shares for Color Accents Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the M2 Systems’ Shareholders shall assign, transfer, convey and deliver the M2 Systems’ Shares to Color Accents. In consideration and exchange for the M2 Systems’ Shares, Color Accents shall issue, transfer, convey and deliver the New Color Accents Shares to the M2 Systems’ Shareholders.

Section 1.2 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. E.D.T. on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

Section 1.3Directors of Color Accents at Closing Date. On the Closing Date, Diane Pyun, the current director of Color Accents, shall resign from the board of directors of Color Accents (the “Color Accents Board”) and Michael A. Muscato, Joseph W. Adams and Malcolm Kirschenbaum’s appointment to the Color Accents Board shall become effective.

Section 1.4Officers of Color Accents at Closing Date. On the Closing Date, Diane Pyun shall resign from each officer position held at Color Accents and immediately thereafter, the Color Accents Board shall appoint Michael A. Muscato to serve as Chief Technology Officer, Joseph Adams to serve as the Chief Executive Officer and Randy Oveson to serve as Chief Financial Officer.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COLOR ACCENTS

Color Accents represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization

a. Color Accents is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of Color Accents. “Material Adverse Effect” means, when used with respect to Color Accents, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of Color Accents, or materially impair the ability of Color Accents to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

b. Copies of the certificate of incorporation and by-laws of Color Accents with all amendments thereto, as of the date hereof (the “Color Accents Charter Documents”), have been furnished to the M2 Systems Shareholders and to M2 Systems, and such copies are accurate and complete as of the date hereof. The minute books of Color Accents are current as required by law, contain the minutes of all meetings of the Color Accents Board and stockholders of Color Accents from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Color Accents Board and stockholders of Color Accents. Color Accents is not in violation of any of the provisions of the Color Accents Charter Documents.

Section 2.2 Capitalization of Color Accents

a. The authorized capital stock of Color Accents consists of 100,000,000 shares authorized as Common Stock, of which 8,127,500 shares are issued and outstanding immediately prior to this Share Exchange and 10,000,000 shares of Preferred Stock authorized for issuance but no preferred shares are issued.

b. All of the issued and outstanding shares of Common Stock of Color Accents immediately prior to this Share Exchange are, and all shares of Common Stock of Color Accents when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued to the M2 Systems’ Shareholders pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of Color Accents’ capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to Color Accents or any Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of Color Accents’ capital stock.

There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Color Accents is a party or by which it is bound with respect to any equity security of any class of Color Accents. Color Accents is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of Color Accents.  The issuance of all of the shares of Color Accents described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of Color Accents has any right to rescind or bring any other claim against Color Accents for failure to comply with the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

c. There are no outstanding contractual obligations (contingent or otherwise) of Color Accents to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Color Accents or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.3Subsidiaries and Equity Investments. Color Accents does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 2.4 Authorization, Validity and Enforceability of Agreements. Color Accents has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Color Accents and the consummation by Color Accents of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Color Accents, and no other corporate proceedings on the part of Color Accents are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of Color Accents and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. Color Accents does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act resulting from the issuance of the New Color Accents Shares.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of this Agreement by Color Accents, nor the consummation by Color Accents of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the Color Accents Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which Color Accents is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Color Accents is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of Color Accents’ assets, including without limitation the Color Accents Shares.

Section 2.6 Agreements. Except as disclosed on Schedule 2.6, Color Accents is not a party to or bound by any contracts, including, but not limited to, any:

a. employment, advisory or consulting contract;

b. plan providing for employee benefits of any nature, including any severance payments;

c. lease with respect to any property or equipment;

d. contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

e. contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

f. agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement, except with respect to the Color Accents Shares.

Color Accents has provided to M2 Systems and the M2 Systems’ Shareholders, prior to the date of this Agreement, true, correct and complete copies of each contract (whether written or oral), including each amendment, supplement and modification thereto (the “Color Accents Contracts”).  The Company shall satisfy all liabilities due under the Color Accents Contracts as of the date of Closing.  All such liabilities shall be satisfied or released at or prior to Closing.  Any amounts accrued post-Closing shall be the sole responsibility of M2 Systems.

Section 2.7 Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of Color Accents, currently threatened against Color Accents or any of its affiliates, that may affect the validity of this Agreement or the right of Color Accents to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of Color Accents, currently threatened against Color Accents or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against Color Accents or any of its affiliates. Neither Color Accents nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by Color Accents or any of its affiliates relating to Color Accents currently pending or which Color Accents or any of its affiliates intends to initiate.

Section 2.8 Compliance with Laws. Color Accents has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.9 Financial Statements; SEC Filings.

a. Color Accents’ financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of Color Accents as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Color Accents has no material liabilities (contingent or otherwise). Color Accents is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. Color Accents maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

b.  Color Accents has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act ( the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of Color Accents in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of Color Accents’ Common Stock.

Section 2.10 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, Color Accents Board minutes and financial and other records of whatsoever kind of Color Accents have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of Color Accents. Color Accents maintains a system of internal accounting controls sufficient, in the judgment of Color Accents, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.11 Employee Benefit Plans. Color Accents does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.12 Tax Returns, Payments and Elections. Color Accents has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and Color Accents has timely paid all Taxes due and adequate provisions have been and are reflected in Color Accents’ Financial Statements for all current taxes and other charges to which Color Accents is subject and which are not currently due and payable. None of Color Accents’ federal income tax returns have been audited by the Internal Revenue Service. Color Accents has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Color Accents for any period, nor of any basis for any such assessment, adjustment or contingency. Color Accents has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.13 No Debt Obligations. Upon the Closing Date, Color Accents will have no debt, obligations or liabilities of any kind whatsoever other than with respect to the transactions contemplated hereby. Color Accents is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.14 No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to Color Accents or any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.15 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by Color Accents to arise, between Color Accents and any accountants and/or lawyers formerly or presently engaged by Color Accents. Color Accents is current with respect to fees owed to its accountants and lawyers.

Section 2.16 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Color Accents in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.17 Absence of Undisclosed Liabilities. Since the date of the filing of its annual report on Form 10-K for the fiscal year ended July 31, 2009, except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) Color Accents has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees; (C) Color Accents has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) Color Accents has not made any loan, advance or capital contribution to or investment in any person or entity; (E) Color Accents has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) Color Accents has not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, Color Accents has not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.18 No Integrated Offering. Color Accents does not have any registration statement pending before the Commission or currently under the Commission’s review and since the Closing Date, except as contemplated under this Agreement, Color Accents has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

Section 2.19 Employees.

a. Color Accents has no employees.

b. Other than Diane Pyun, Color Accents does not have any officers or directors. No director or officer of Color Accents is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his duties as a director or officer of Color Accents or (b) the ability of Color Accents to conduct its business.

Section 2.20No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to Color Accents or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Color Accents but which has not been so publicly announced or disclosed. Color Accents has not provided to M2 Systems, or the M2 Systems’ Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by Color Accents but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

Section 2.21 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Color Accents or any of the Color Accents Principal Stockholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

 Section 2.22 No Assets or Real Property. Except as set forth on the most recent Financial Statements, Color Accents does not have any assets of any kind.  Color Accents does not own or lease any real property.

Section 2.23 Interested Party Transactions.  Except as disclosed on Schedule 2.23 and in Commission filings, no officer, director or shareholder of Color Accents or any affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such person or entity, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Color Accents, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish Color Accents any goods or services; or (b) a beneficial interest in any contract or agreement to which Color Accents is a party or by which it may be bound or affected.

Section 2.24 Intellectual Property. Except as disclosed on Schedule 2.24 and in Commission filings, Color Accents does not own, use or license any intellectual property in its business as presently conducted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF M2 SYSTEMS

M2 Systems represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to M2 Systems, are true and complete as of the date hereof.

Section 3.1 Incorporation.

M2 Systems is a company duly incorporated, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of M2 Systems’ Articles of Organization or bylaws.  M2 Systems has taken all actions required by law, its Articles of Organization or bylaws, or otherwise to authorize the execution and delivery of this Agreement.  M2 Systems has full power, authority, and legal capacity and has taken all action required by law, its Articles of Organization or bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2 Authorized Shares.

The number of shares which M2 Systems is authorized to issue consists of 50,000,000 shares of Common Stock and 0 shares of preferred stock, par value of $0.001 per share.  There are 100 shares of common stock issued and outstanding and no shares of preferred stock currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 3.3 Subsidiaries and Predecessor Corporations

M2 Systems does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 3.4 Financial Statements.

M2 Systems has obtained its audited balance sheet and the related audited statements of operations, stockholders’ equity and cash flows for the period from inception through December 31, 2008 together with the notes to such statements and the opinion of Jewett Schwartz Wolff & Associates, independent certified public accountants.

All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of M2 Systems.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, M2 Systems had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of M2 Systems, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

M2 Systems has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and M2 Systems has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

The books and records, financial and otherwise, of M2 Systems are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of M2 Systems’ assets are reflected on its financial statements, and M2 Systems has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 3.5 Information

.  The information concerning M2 Systems set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6 Absence of Certain Changes or Events

.  Since June 30, 2009, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of M2 Systems; and (b) M2 Systems has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting, (iii) entered into any other material transaction other than sales in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

Section 3.7 Litigation and Proceedings . There are no actions, suits, proceedings, or investigations pending or, to the knowledge of M2 Systems after reasonable investigation, threatened by or against M2 Systems or affecting M2 Systems or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  M2 Systems does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances

Section 3.8 No Conflict With Other Instruments .  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which M2 Systems is a party or to which any of its assets, properties or operations are subject.

Section 3.9 Compliance With Laws and Regulations

To the best of its knowledge, M2 Systems has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of M2 Systems or except to the extent that noncompliance would not result in the occurrence of any material liability for M2 Systems.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.10 Approval of Agreement. The Board of Directors of M2 Systems has authorized the execution and delivery of this Agreement by M2 Systems and has approved this Agreement and the transactions contemplated hereby.

Section 3.11 Valid Obligation. This Agreement and all agreements and other documents executed by M2 Systems in connection herewith constitute the valid and binding obligation of M2 Systems, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF M2 SYSTEMS SHAREHOLDERS

The M2 Systems Shareholders hereby represents and warrants to Color Accents:

Section 4.1Authority. The M2 Systems Shareholders have the right, power, authority and capacity to execute and deliver this Agreement to which the M2 Systems Shareholders is a party, to consummate the transactions contemplated by this Agreement to which the M2 Systems Shareholders is a party, and to perform the M2 Systems Shareholders’ obligations under this Agreement to which the M2 Systems Shareholders is a party. This Agreement has been duly and validly authorized and approved, executed and delivered by the M2 Systems Shareholders. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than the M2 Systems Shareholders, this Agreement is duly authorized, executed and delivered by the M2 Systems Shareholders and constitutes the legal, valid and binding obligation of the M2 Systems Shareholders, enforceable against the M2 Systems Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.2No Conflict. Neither the execution or delivery by the M2 Systems Shareholders of this Agreement to which the M2 Systems Shareholders is a party nor the consummation or performance by the M2 Systems Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the M2 Systems Shareholders (if the M2 Systems Shareholders is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the M2 Systems Shareholders is a party or by which the properties or assets of the M2 Systems Shareholders are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the M2 Systems Shareholders, or any of the properties or assets of the M2 Systems Shareholders, may be subject.

Section 4.3Litigation. There is no pending Action against the M2 Systems Shareholders that involves the M2 Systems Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of M2 Systems and, to the knowledge of the M2 Systems Shareholders, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4Acknowledgment. The M2 Systems Shareholders understands and agrees that the New Color Accents Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Color Accents Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

Section 4.5Stock Legends. The M2 Systems Shareholders hereby agrees with Color Accents as follows:

a. Securities Act Legend Accredited Investors. The certificates evidencing the Color Accents Shares issued to the M2 Systems Shareholders will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

b. Other Legends. The certificates representing such Color Accents Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

c. Opinion. The M2 Systems Shareholders shall not transfer any or all of the Color Accents Shares pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Color Accents Shares, without first providing Color Accents with an opinion of counsel (which counsel and opinion are reasonably satisfactory to Color Accents) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 4.6Ownership of Shares. The M2 Systems’ Shareholders is both the record and beneficial owner of the M2 Systems Shares. The M2 Systems Shareholders is not the record or beneficial owner of any other shares of M2 Systems. The M2 Systems Shareholders has and shall transfer at the Closing, good and marketable title to the M2 Systems Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.7Pre-emptive Rights. Subject to Schedule 4.7, at Closing, no M2 Systems Shareholders has any pre-emptive rights or any other rights to acquire any shares of M2 Systems that have not been waived or exercised.

Section 4.8 Accredited Investor.  All M2 Systems Shareholders receiving shares of Color Accents pursuant to this Agreement are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE V

CONDITIONS TO OBLIGATIONS OF M2 SYSTEMS
AND THE M2 SYSTEMS SHAREHOLDERS

The obligations of M2 Systems and the M2 Systems Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by M2 Systems and the M2 Systems Shareholders at their sole discretion:

Section 5.1Representations and Warranties of Color Accents. All representations and warranties made by Color Accents in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2Agreements and Covenants. Color Accents shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Color Accents shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5Other Closing Documents. M2 Systems shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Color Accents, Color Accents’ performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the M2 Systems Shareholders and/or their respective counsel may reasonably request.

Section 5.6Documents. Color Accents must have caused the following documents to be delivered to M2 Systems and the M2 Systems Shareholder:

a. share certificates evidencing the New Color Accents Shares registered in the name of the M2 Systems Shareholders;

b. a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Color Accents Charter Documents, (B) the resolutions of the Color Accents Board approving this Agreement and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of Color Accents signing this Agreement to which Color Accents is a party;

c. an Officer’s Certificate, dated the Closing Date, certifying as to Sections 5.1, 5.2, 5.3, 5.4, 5.7, and 5.8.

d. a Certificate of Good Standing of Color Accents, dated as of a date not more than five business days prior to the Closing Date;

e. this Agreement is duly executed;

f. the resignation of each of Diane Pyun as officer and director of Color Accents as of the Closing Date;

g. such other documents as M2 Systems may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of Color Accents, (B) evidencing the performance of, or compliance by Color Accents with any covenant or obligation required to be performed or complied with by Color Accents, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.7 Cancellation of Shares.  The 5,000,000 shares of Color Accents Common Stock owned by Diane Pyun shall be delivered to Anslow & Jaclin, LLLP and held in escrow and subject to cancellation within 120 days from Closing.

Section 5.8 No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to Color Accents.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF COLOR ACCENTS

The obligations of Color Accents to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Color Accents in its sole discretion:

Section 6.1Representations and Warranties of M2 Systems and the M2 Systems Shareholders. All representations and warranties made by M2 Systems and the M2 Systems Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2Agreements and Covenants. M2 Systems and the M2 Systems Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of M2 Systems shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5Other Closing Documents. Color Accents shall have received such certificates, instruments and documents in confirmation of the representations and warranties of M2 Systems and the M2 Systems Shareholders, the performance of M2 Systems and the M2 Systems Shareholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as Color Accents or its counsel may reasonably request.

Section 6.6Documents. M2 Systems and the M2 Systems Shareholders must deliver to Color Accents at the Closing:

a. share certificates evidencing the number of M2 Systems Shares, along with executed share transfer forms transferring such M2 Systems Shares to Color Accents;

b. this Agreement to which the M2 Systems and the M2 Systems Shareholders is a party, duly executed;

c. such other documents as Color Accents may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the M2 Systems and the M2 Systems Shareholders , (B) evidencing the performance of, or compliance by M2 Systems and the M2 Systems Shareholders with, any covenant or obligation required to be performed or complied with by M2 Systems and the M2 Systems Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.7No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the M2 Systems Shares, or any other stock, voting, equity, or ownership interest in, M2 Systems, or (b) is entitled to all or any portion of the New Color Accents Shares.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1SEC Documents. From and after the Closing Date, in the event the SEC notifies Color Accents of its intent to review any Public Report filed prior to the Closing Date or Color Accents receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, Color Accents shall promptly notify the Color Accents Principal Stockholder and the Color Accents Principal Stockholder shall reasonably cooperate with Color Accents in responding to any such oral or written comments.

ARTICLE VIII

INDEMNIFICATION

Section 8.1Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the one-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2Indemnification.

a. Indemnification Obligations in favor of the Principal Stockholders of Color Accents. From and after the Closing Date until the expiration of the Survival Period, M2 Systems shall reimburse and hold harmless the Color Accents Principal Stockholders (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “Color Accents Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Color Accents Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Color Accents Indemnified Party, which arises or results from a third-party claim brought against a Color Accents Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of M2 Systems. All claims of Color Accents pursuant to this Section 8.2 shall be brought by the Color Accents Principal Stockholders on behalf of Color Accents and those Persons who were stockholders of Color Accents Company immediately prior to the Closing Date.  In no event shall any such indemnification payments exceed $100,000 in the aggregate from M2 Systems.   No claim for indemnification may be brought under this Section 8.2(a) unless all claims for indemnification, in the aggregate, total more than $10,000.

b. Indemnification in favor of M2 Systems and the M2 Systems Shareholders. From and after the Closing Date until the expiration of the Survival Period, the Color Accents Principal Stockholders will, severally and not jointly, indemnify and hold harmless M2 Systems, the M2 Systems Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “M2 Systems Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by Color Accents or the Color Accents Principal Stockholder in this Agreement, and in any certificate delivered by Color Accents or the Color Accents Principal Stockholder pursuant to this Agreement, (ii) any breach by Color Accents or the Color Accents Principal Stockholder of any covenant, obligation or other agreement made by Color Accents or the Color Accents Principal Stockholder in this Agreement, and (iii) a third-party claim based on any acts or omissions by Color Accents or the Color Accents Principal Stockholder. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all Color Accents Principal Stockholder.  No claim for indemnification may be brought under this Section 8.2(b) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to M2 Systems or the M2 Systems Shareholders, to:
Attn: Michael Muscato
2301 Maitland Center Parkway
Suite 240
Maitland, Florida 32751

With a copy to (which copy shall not constitute notice):
Anslow & Jaclin, LLP
Attn: Eric M. Stein, Esq.
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

        If to Color Accents or the Color Accents Principal Stockholder, to:
813 Woodburn Road
Raleigh, North Carolina 27605

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America (or, in the case of the M2 Systems Shareholders or M2 Systems, in the British Virgin Islands or the United States of America) and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.9Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.4.

Section 9.10Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 9.12Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[REST OF PAGE DELIBERATELY LEFT BLANK]

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COLOR ACCENTS HOLDINGS, INC.

By:
Name: Diane Pyun
Title: Chief Executive Officer

M2 SYSTEMS CORPORATION

By:
Name: Michael Muscato
Title: Chairman of the Board

COLOR ACCENTS PRINCIPAL STOCKHOLDER

By:
Diane Pyun

M2 SYSTEMS SHAREHOLDERS

By:
Michael Muscato

By:
Joseph Adams

SCHEDULE I
Color Accents Holdings, Inc.
Issuance to M2 Systems Shareholders

Shareholder	Number of Shares	Percent Ownership*
Michael Muscato	4,400,000	54.13%
Joseph Adams	2,200,000	27.07%
Total Shares Issued Pursuant to this Agreement	6,600,000	81.2%

* Based on 8,127,500 shares outstanding immediately following the share issuance, not including the 5,000,000 shares issued to Diane Pyun that are being held in escrow and subject to cancellation within 120 days from Closing.